Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-263825) and Form S-8 (Nos. 333-277938, 333-270838, 333-263822, 333-254881 and 333-248955) of Asana, Inc. of our report dated March 18, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 18, 2025